Exhibit 10.45

                           LOAN & SECURITY AGREEMENT

THIS LOAN & SECURITY AGREEMENT ("Agreement") is this day of April, 2003, by and between Molecular Diagnostics, Inc. ("Borrower" and sometimes referred to herein as the "Debtor") a Delaware corporation, and Ms. Suzanne Musikantow-Gombrich ("Lender" and sometimes referred to herein as the "Secured Party") individually.

                                   RECITALS

WHEREAS, Borrower has borrowed, on or about February 26, 2003, the principal amount of One Hundred Thousand and 00/100 Dollars ($100,000) from the Lender (the "Previous Loan"); and

WHEREAS, Borrower now desires for Lender to lend to it an additional principal amount of Nine Hundred Thousand and 00/100 Dollars ($900,000) and the Lender desires to lend to Borrower that additional amount subject to the terms conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender hereby agree as follows:

1.0    DEFINITIONS; INTERPRETATION

Where applicable in the context of this Agreement and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the Uniform Commercial Code as in effect in the State of Illinois.

As used in this Agreement, the following terms shall have the following meanings:

"Collateral" has the meaning set forth in Section 3 hereto.

"Days" means calendar days unless stated otherwise.

"Loan Documents" means this Agreement, the Note, such UCC-1 Financing Statements as Lender shall require, together with all other documents, instruments and agreements executed in connection with, or contemplated by such documents and any amendments thereof.

"Note" means that certain 12% Convertible Secured Promissory Note, attached hereto as Exhibit A, issued by the Borrower to the Secured Party of even date
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herewith, as may be renewed, replaced, modified, waived or extended from time to time.

"PTO" means the United States Patent and Trademark Office.

"UCC" means the Uniform Commercial Code as in effect in the State of Illinois.

In this Agreement, the following rules of construction and interpretation shall be applicable: (i) no reference to "proceeds" in this Agreement authorizes any sale, transfer, or other disposition of any Collateral by Debtor; (ii) "includes" and "including" are not limiting; (iii) "or" is not exclusive, and
(iv) "all" includes "any" and "any" includes "all."

2.0    LOAN

2.1 LOAN AMOUNT & NOTE. Subject to the terms and conditions of this Agreement, on the Closing Date, Lender agrees to loan to Borrower a principal amount equal to- Nine Hundred Thousand and 00/ 100 Dollars ($900,000) which, together with the Previous Loan amount (which, by execution of this Agreement, the Borrower acknowledges the receipt thereof) equals One Million and 00/100 Dollars ($1,000,000) (the "Loan"). The Loan will be evidenced by the Note and secured by the Loan Documents. Debtor shall repay the outstanding principal amount of the Loan with interest thereon in the manner and in accordance with the terms and conditions of the Note. Nine Hundred Thousand and 00/ 100 Dollars ($900,000) shall be advanced to Debtor in cash or otherwise immediately available funds at the Closing.

2.2 USE OF LOAN PROCEEDS. The loan proceeds shall be used by the Borrower solely to exercise its option to under that certain Option Agreement ("Option Agreement") dated March 3, 2003, by and between Borrower and Round Valley Capital, L.L.C. ("RVC") an Arizona limited liability company, to acquire certain "Assets" (as such term is defined in the Option Agreement).

2.3 CLOSING. The closing ("Closing") of the transactions contemplated by this Agreement shall take place no later than April 2, 2003, at 9:30 a.m., at the offices of Mandel, Lipton and Stevenson Limited, 203 North LaSalle, Suite 2210, Chicago, Illinois, or at such other time and location as the parties may mutually agreed upon.

2.4 EVENTS OF DEFAULT. Each of the following shall be deemed an event of default by Debtor (each, an "Event of Default"):

       (i) If any representation or warranty of the Debtor set forth herein is false in any material respect;

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(ii) If any principal, interest or other monetary sum due under the Note is not paid within 5 days after the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, Secured Party shall not be entitled to exercise her rights and remedies set forth below unless and until Secured Party shall have given Debtor notice thereof and a period of 5 days from the delivery of such notice shall have elapsed without such Event of Default being cured;

       (iii) If Debtor fails to observe or perform any of the other covenants, conditions, or obligations of this Agreement; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or interest in collateral of Secured Party in immediate jeopardy, and is within the reasonable power of Debtor to promptly cure after receipt of notice thereof, all as determined by Secured Party in her sole, reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Secured Party shall have given Debtor notice thereof and a period of 30 days shall have elapsed, during which period Debtor may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30-day period, as determined by Secured Party in her sole, reasonable discretion, and Debtor is diligently pursuing a cure of such failure, then Debtor shall have a reasonable period to cure such failure beyond such 30-day period, which shall not exceed 90 days after receiving notice of the failure from Secured Party. If Debtor shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required;

       (iv) If the Debtor becomes insolvent within the meaning of Title 11 of the United States Code, 11 U.S.C. Sec. 10 1 et seq., as amended (the "Code"), files or notifies Secured Party that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due; or

       (v) If a final, nonappealable judgment is rendered by a court against the Debtor which has a material adverse effect on the operation of the business of the Debtor and is not discharged and no provision is made for such discharge within 60 days from the date of entry of such judgment.

2.5 REMEDIES. Upon the occurrence and during the continuance of an Event of Default, subject to the limitations set forth in Section 2.4, Secured Party shall have all rights and remedies of a secured party in, to and against

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the Collateral granted by the UCC and otherwise available at law or in equity, including, without limitation:

       (i) The right to declare any or all payments due under the Note and all other Loan Documents immediately due and payable without any presentment, demand, protest or notice of any kind, except as otherwise expressly provided herein, and Debtor hereby waives notice of intent to accelerate the payment of the Note and notice of acceleration;

       (ii) The right to recover all fees and expenses (including reasonable attorney fees) in connection with the collection or enforcement of the Note, which fees and expenses shall constitute additional obligations of Debtor hereunder;

       (iii) The right to act as, and Debtor hereby constitutes and appoints Secured Party, Debtor's true, lawful and irrevocable attorney-in-fact (which appointment shall be deemed coupled with an interest) to demand, receive and enforce payments and to give receipts, releases, satisfaction for and to sue for moneys payable to Debtor under or with respect to any of the Collateral, and actions taken pursuant to this appointment may be taken either in the name of Debtor or in the name of Secured Party;

       (iv) The right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose, with or without judicial process and notice to the Debtor, enter (if this can be done without breach of the peace) upon any premises on which the Collateral or any part thereof may be situated and remove the same there from (provided that if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the UCC);

       (v) The right to hold, maintain, preserve and prepare the Collateral for sale, until disposed of;

       (vi) The right to render the Collateral unusable and dispose of the Collateral;

       (vii) The right to require Debtor to assemble and package the Collateral and make it available to Secured Party for its possession at a place to be designated by Secured Party which is reasonably convenient to Secured Party;

       (viii) The right to sell, lease, hold or otherwise dispose of all or any part of the Collateral; and

       (ix) The right to sue for specific performance of any obligation hereunder or to recover damages for breach thereof.

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Secured Party shall be entitled to receive on demand, as additional obligations of Debtor hereunder, interest accruing at the Default Rate (as defined in the Note) on all amounts not paid when due under the Note until the date of actual payment. Secured Party shall have no duty to mitigate any loss to Debtor occasioned by enforcement of any remedy hereunder and shall have no duty of any kind to any subordinated creditor of Debtor. No remedy herein conferred upon or reserved to Secured Party is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Secured Party, or to which Secured Party may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Secured Party

2.6 APPLICATION OF PROCEEDS. Should Secured Party exercise any of the rights and remedies specified in the Section 2.5, any proceeds received thereby shall be first applied to pay the costs and expenses, including reasonable attorneys' fees, incurred by Secured Party a result of the Event of Default. The remainder of any proceeds, after payment of Secured Party's costs and expenses, shall be applied to the satisfaction of the obligations under the Loan Documents and any excess shall be paid over to Debtor.

2.7 POSSESSION OF COLLATERAL. Until an Event of Default shall occur, Debtor may retain possession of the Collateral (as defined below) and may use it in any lawful manner not inconsistent with this Agreement.

3.0    SECURITY INTEREST

3.1 GRANT OF SECURITY INTEREST. As security for the payment and performance of the Loan and Note, Debtor hereby assigns, transfers and conveys to Secured Party, and grants to Secured Party a security interest in and mortgage to, all of Debtor's right, title and interest in, to and under the following properties, assets and rights of the Debtor, in each case whether now or hereafter existing or arising or in which Debtor now has or hereafter owns, acquires or develops an interest and wherever located (collectively, the "Collateral"):

       (i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such patents and patent applications as described in Schedule 3.1 hereto), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-inpart thereof,

       (ii) all general intangibles and all intangible intellectual or other similar property of Debtor of any kind or nature, associated with or arising out

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of any of the aforementioned properties and assets and not otherwise described above;

       (iii) all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing) securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles); and

       (iv) all proceeds of any and all of the foregoing Collateral (including license royalties, rights to payment, accounts and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing Collateral.

3.2 CONTINUING SECURITY INTEREST. Debtor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 8.5.

4.0 REPRESENTATIONS & WARRANTIES. Debtor hereby represents and warrants to Secured Party, her heirs and assigns, that:

(i) A true and correct list of all of the existing Collateral consisting of U.S. patents and patent applications or registrations owned by Debtor, in whole or in part, is set forth in Schedule 3.1 hereto;

(ii) Debtor is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation, and Debtor is qualified as a foreign corporation to do business in the state(s) where the Collateral is located;

(iii) Upon the execution by the Debtor, this Agreement and the other Loan Documents shall constitute the legal, valid and binding obligations of the Debtor, enforceable against the Debtor in accordance with their respective terms;

(iv) There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving the Debtor or the Collateral before any arbitrator or any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasigovernmental authority having jurisdiction or supervisory or regulatory

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authority over the Collateral or the Debtor ("Governmental Authority") except for such suits, actions, proceedings or investigations as set forth in Schedule
4.0 (iv) hereto;

(v) The Debtor is not, and the authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not result, in any breach or default under any other document, instrument or agreement to which the Debtor is a party or by which the Collateral of the Debtor is subject or bound;

(vi) The Debtor's authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order;

(vii) Except as otherwise disclosed in Schedule 4.0 (viii) hereto, the Collateral is not subject to existing liens, security interests or encumbrances, or any right of first refusal, right of first offer or option. to purchase or lease granted to any third party; and

(viii) All of the information contained in the Schedules attached hereto are true and complete as of the date hereof, and no representation or warranty of Debtor made in this Agreement or any of the Schedules attached hereto omits to state a material fact necessary to make the statements herein, in light of the circumstances -in which they were made, not misleading.

5.0 AFFIRMATIVE COVENANTS. Debtor hereby covenants to Secured Party, her heirs and assigns, that:

       (i) Debtor shall make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, and take all such action as may be reasonably necessary or advisable or may be reasonably requested by Secured Party to carry out the intent and purposes of this Agreement, or for assuring, confirming or protecting the grant or perfection of the security interest granted or purported to be granted hereby, to ensure Debtor's compliance with this Agreement or to enable Secured Party to exercise and enforce her rights and remedies hereunder with respect to the Collateral, including any documents for filing with the PTO or any applicable state office.

       (ii) Without providing at least 30 days prior written notice to the Secured Party, the Debtor (x) shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or encumbrance in the Collateral in favor of any person; (y) will not change its name, its place of business, chief executive office, or its mailing address; or (z) will not change its type of organization, jurisdiction of organization or other legal structure;

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       (iii) The Debtor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon;
and

       (iv) Without providing at least 45 days prior written notice to the Secured Party, the Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for in the ordinary course of business;

6.0 RIGHT TO RECORD AGREEMENT. Secured Party, at its sole expense, may record this Agreement, an abstract thereof, or any other document describing Secured Party's interest in the Collateral with the PTO. In addition, Debtor authorizes Secured Party to file financing statements describing the Collateral in any UCC filing office deemed appropriate by Secured Party.

7.0 AUTHORIZATION TO SUPPLEMENT. If Debtor shall obtain rights to any new patentable inventions or become entitled to the. benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Agreement shall automatically apply thereto. Debtor shall give prompt notice in writing to Secured Party with respect to any such new patent rights. Without limiting Debtor's obligations under this
Section 7.0, Debtor authorizes Secured Party unilaterally to modify this Agreement by amending Schedule 3.1 to include any such new patent rights. Notwithstanding the foregoing, no failure to so modify this Agreement or amend
Schedule 3.1 shall in any way affect, invalidate or detract from Secured Party's continuing security interest in all Collateral, whether or not listed on Schedule 3.1

8.0    MISCELLANEOUS.

8.1 BINDING EFFECT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party and their respective successors and assigns. Debtor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior written consent of the Secured Party.

8.2 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of Illinois, except as required by mandatory provisions of law or to the extent the perfection or priority of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than Illinois.

8.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Exhibits and Schedules hereto and thereto, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior drafts and communications relating to such subject matter. Neither this

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Agreement nor any provision hereof may be modified, amended or waived except by the written agreement of the parties. Notwithstanding the foregoing, Secured Party unilaterally may re-execute this Agreement or modify, amend or supplement the Schedule 3.1 hereto as provided in Section 7.0 hereof.

8.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart. Any party hereto delivering a counterpart of this Agreement by facsimile shall also deliver a manually executed counterpart, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

8.5 TERMINATION. Upon payment and performance in full of the Loan, the security interests created by this Agreement shall terminate and Secured Party (at Debtor's expense) shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all such security interests given by Debtor to Secured Party hereunder, including cancellation of this Agreement by written notice from Secured Party to the PTO.

8.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be mailed, faxed, sent or delivered to the parties at the addresses set forth below:

       If to the Debtor:  Molecular Diagnostics, Inc.
                          414 N. Orleans St., Suite 510
                          Chicago, Illinois 60610
                          Fax (312) 222-9580
                          Attention: Mr. Peter Gombrich, CEO

       With a courtesy copy to:  Ungaretti & Harris
                                 3500 Three First National Plaza
                                 Chicago, Illinois 60602
                                 Attention: Gary I. Levenstein, Esq.

       If to Secured Party:      Ms. Suzanne Musikantow-Gombrich
                                 57 East Delaware, Unit 4005
                                 Chicago, Illinois 60611

       With a courtesy copy to:  Mandel, Lipton and Stevenson, Limited
                                 203 North LaSalle, Suite 2210
                                 Chicago, IL 60601

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                                 Fax (312) 236-0781
                                 Attention: Andres J. Gallegos, Esq.

8.7 SEVERABILITY. If one or more provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party, such invalidity, illegality or unenforceability in such jurisdiction or with respect to such party shall, to the fullest extent permitted by applicable law, not invalidate or render illegal or unenforceable any such provision in any other jurisdiction or with respect to any other party, or any other provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

MOLECULAR DIAGNOSTICS, INC.,
A DELAWARE CORPORATION

By: __________________________                __________________________
Peter Gombrich, CEO                           Suzanne Musikantow-Gombrich



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